Exhibit 10.3

PLS REGULAR FACILITY	EXECUTION VERSION

AMENDMENT NO. 9  TO

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 9 to Third Amended and Restated Master Repurchase Agreement, dated as of April 1, 2020 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (a  “Buyer”), Alpine Securitization LTD (a “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC  (the  “Guarantor”).

RECITALS

The Administrative Agent,  the Buyers, the Seller and the Guarantor are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as amended by Amendment No. 1, dated as of June 1, 2017, Amendment No. 2, dated as of December 20, 2017, Amendment No. 3, dated as of February 1, 2018, Amendment No. 4, dated as of April 27, 2018,  Amendment No. 5, dated as of February 11, 2019, Amendment No. 6, dated as of April 26, 2019, Amendment No. 7, dated as of September 11, 2019 and Amendment No. 8, dated as of March 6, 2020,  the “Existing Repurchase Agreement”, and as amended by this Amendment, the “Repurchase Agreement”) and the related Second Amended and Restated Pricing Side Letter, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 28, 2017,  by the Guarantor in favor of Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.   Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1       adding the following definitions in proper alphabetical order:

“SPIA VFN Repo Agreement” means that certain Master Repurchase Agreement dated as of April 1, 2020 by and among Seller, Administrative Agent and CS Cayman, as amended, restated, supplemented or otherwise modified from time to time.

“SPIA VPN Repo Documents” means the SPIA VFN Repo Agreement and the other “Program Agreements” as defined in the SPIA VPN Repo Agreement.

1.2       deleting the definition of “Obligations” in its entirety and replacing it with the following:

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of Buyers in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Administrative Agent, Buyers and Custodian or both pursuant to the Program Agreements; (e) all of Seller’s obligations under the VFN Facility Documents; (f) all of Seller’s obligations under the Conventional MSR Loan Facility Documents; (g) all of Seller’s obligations under the MSR PC Repo Documents and (h) all of Seller’s obligations under the SPIA VPN Repo Documents.

SECTION 2.  Security Interest. Section 8 of the Existing Repurchase Agreement is hereby amended by deleting subsection c. thereof in its entirety and replacing it with the following:

c.          Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) Seller’s rights under the Conventional MSR Loan Facility Documents, SPIA VFN Repo Documents and the MSR PC Repo Documents, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (ii) all collateral however defined or described under the Conventional MSR Loan Facility Documents, SPIA VFN Repo Documents and the MSR PC Repo Documents (the “Additional Collateral”). Seller hereby instructs Buyer, as lender under the Conventional MSR Loan Facility Documents, as the buyer under the SPIA VFN Repo Documents and the buyer under the MSR PC Repo Documents that upon receipt of a notice of an Event of Default under this Agreement, the Buyer, as the lender or buyer, as applicable, thereunder, is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to Seller under the Conventional MSR Loan Facility Documents, the SPIA VFN Repo Documents and the MSR PC Repo Documents and to deliver to Administrative Agent for the benefit of Buyers all collateral otherwise deliverable to Seller. In furtherance of the foregoing, upon repayment of the entire “Obligations” (as defined in the Conventional MSR Loan Facility Documents) under the Conventional MSR Loan Agreement and the termination of all obligations of the lender thereunder or other termination of the Conventional MSR Loan Facility Documents following the repayment of all obligations thereunder that the lender thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control. In furtherance of the foregoing, upon repayment of the entire “Obligations” (as defined in the MSR PC Repo Documents) under the MSR PC Repo Agreement and the termination of all obligations of the lender thereunder or other termination of the MSR PC Repo Documents following the repayment of all obligations thereunder that the lender thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control.  In furtherance of the foregoing, upon repayment of the entire “Obligations” (as defined in the SPIA VFN Repo Documents) under the SPIA VFN Repo Agreement and the termination of all obligations of the lender thereunder or other termination of the SPIA VFN Repo Documents following the repayment of all obligations thereunder that the lender thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control. The foregoing provision c. is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

SECTION 3.    Cross Default. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting subsection b. thereof in its entirety and replacing it with the following:

b.         Cross Default.  Seller, Guarantor or Affiliates thereof shall be in default under (i) the VFN Facility Documents, (ii) the Conventional MSR Loan Facility Documents, (iii) the MSR PC Repo Documents, (iv) the SPIA VFN Repo Documents,  (v) any Indebtedness, in the aggregate, in excess of $1 million of Seller, Guarantor or any Affiliate thereof, including amounts owed under the VFN Facility Documents, SPIA VFN Repo Documents or the MSR PC Repo Documents, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (vi) any other contract or contracts, in the aggregate in excess of $1 million to which Seller, Guarantor or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

SECTION 4.   Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”),  subject to the satisfaction of the following conditions precedent:

4.1       Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)        this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;  and

(b)        such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5.   Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of Repurchase Agreement.

SECTION 6.    Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.    Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10. Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Buyer and as a Buyer

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Authorized Signatory

By:	/s/ Dominic Obaditch
	Name:	Dominic Obaditch
	Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Vice President

By:	/s/ Jason Ruchelsman
	Name:	Jason Ruchelsman
	Title:	Director

Signature Page to Amendment No. 9 to Third Amended and Restated Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

Signature Page to Amendment No. 9 to Third Amended and Restated Master Repurchase Agreement